EXHIBIT 10.1
CONFIDENTIAL TREATMENT REQUESTED

SUBJECT TO FEDERAL RULE OF EVIDENCE 408

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is executed on April 8, 2016, but shall be deemed entered into on March 7, 2016 (the “Agreement Date”) between ServiceNow, Inc., a Delaware corporation (“ServiceNow”) and BMC Software, Inc., a Delaware corporation (“BMC”). ServiceNow and BMC are referred to herein from time to time collectively as the “Parties” and each individually as a “Party.”

BACKGROUND

WHEREAS, BMC filed lawsuits for alleged patent infringement against ServiceNow in the U.S. District Court for the Eastern District of Texas, Case No. 2:16-cv-132 EDTX, and Case No. 2:14-cv-902 EDTX; and BMC v. ServiceNow, EP 807 Dusseldorf (collectively, the “BMC Litigations”) seeking damages and injunctive relief;

WHEREAS, ServiceNow denies that BMC’s patents are valid and/or infringed or that any damages or injunctive relief are available with respect thereto;

WHEREAS. BMC and ServiceNow executed a binding Term Sheet on March 7, 2016 (“Term Sheet”) to resolve the BMC Litigations which is intended to be replaced in its entirety by this Agreement;

WHEREAS, the U.S. Patent and Trademark Office instituted Inter Partes Review 073 IPR – IPR2015-0121, 992 IPR – IPR2015-01631, 594 IPR – IPR2015-01176, and Covered Business Method Review 093 CBM – CBM2015-0017 (hereafter the “Instituted Patent Office Proceedings”); and

WHEREAS, notwithstanding their disagreements in the BMC Litigations and the Instituted Patent Office Proceedings, the Parties now desire to resolve their disputes, and accordingly, seek a settlement of the BMC Litigations and the Instituted Patent Office Proceedings (hereafter the “Litigations”) and enter into this Agreement providing for settlement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

1. Definitions; Interpretation.

For purposes of this Agreement, capitalized terms not defined in this Section 1 shall have the meanings assigned to them elsewhere in this Agreement.

“Affiliate” shall mean, with respect to any Party, any other entity that directly, or through one or more intermediaries, Controls or is Controlled by or is under common Control with such Party, but, with respect

NOTE: Confidential treatment has been requested for portions of this Exhibit 10.1 designated with [***]. The copy filed herewith omits the information subject to the confidentiality request. A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

to BMC, excluding: (a) the equity holders of Boxer Parent Company Inc., and (b) affiliates or portfolio companies of the equity holders of Boxer Parent Company Inc.

“Agreement” shall have the meaning set forth in the Preamble.

“Agreement Date” shall mean the date set forth in the Preamble.

“Acquiring Entities” shall have the meaning set forth in Section 8 of this Agreement.
“Arbitrated Claims” shall have the meaning set forth in Section 4.1 of this Agreement.
“Arbitration Notice” shall have the meaning set forth in Section 4.2 of this Agreement.

“Assertion” or “Asserted” shall mean an action of any nature alleging infringement of any Patent right by a product or service before any legal, judicial, arbitration, administrative, executive, or other type of body that has or claims to have authority to adjudicate such action in whole or part, such as but not limited to United States state and federal courts, the U.S. International Trade Commission, and any foreign counterparts of any of the foregoing or any other authorized communications alleging the same.
“Assertion Notice” shall have the meaning set forth in Section 4.2 of this Agreement.
“BMC” shall have the meaning set forth in the Preamble.

“BMC Covered Affiliates” shall mean BMC’s Affiliates that exist as of the Agreement Date, and newly created Affiliates of BMC or its Affiliates resulting from a corporate restructuring or reorganization (including a reincorporation) of BMC or any of its Affiliates, and any New Affiliate.

“BMC Covenant Patents” shall mean all Patents held by or Controlled by BMC and/or BMC Covered Affiliates throughout the world at any time during the Covenant Term.

“BMC Covered Products or Services” shall mean past, present, and future products and services (provided the future means during the Covenant Term and such future products and services meet the requirements of any of (i) through (iv) below, during the Covenant Term): (i) developed by, or for, BMC or a BMC Covered Affiliate; (ii) owned by BMC or any BMC Covered Affiliate; (iii) operated or distributed as part of BMC’s products and services (i.e., combination products or services) by, or for, BMC or any BMC Covered Affiliate but only to the extent of the combination; or (iv) used internally to operate BMC’s or any BMC Covered Affiliate’s business; where products and services include, without limitation, all hardware, object code, source code, know-how, inventions, trade secrets, designs or innovations and all technology associated with developing, producing and operating such products or services, but only to the extent as described in any of (i) through (iv).

“BMC In-Suit Patents” shall mean: (i) U.S. Patent Nos. 5,978,594, 6,816,898, 6,895,586, 7,062,683, 7,617,073, 8,646,093, 8,674,992, 7,877,783, 8,554,750, and 7,966,398 as well as EP 1444807; and (ii) any and all continuations, continuations-in-part, divisionals, reissues or re-examinations which claim priority to the patents listed in the foregoing (i); and (iii) all foreign equivalents of the patents listed in the foregoing (i) or (ii).

“BMC Litigations” shall hall have the meaning set forth in the Preamble.

“Change of Control” shall be deemed to have occurred through any one or more of the following transactions

SUBJECT TO FEDERAL RULE OF EVIDENCE 408
NOTE: Confidential treatment has been requested for portions of this Exhibit 10.1 designated with [***]. The copy filed herewith omits the information subject to the confidentiality request. A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

(whether effected as a single transaction or series of transactions): (i) a sale, transfer or other disposition of all or substantially all of the assets of a Party and its Affiliates on an aggregate basis; (ii) a spin-off, split-off or other pro rata distribution of more than 50% of the equity interests of a Party and its Affiliates on an aggregate basis to all of the public shareholders of the ultimate parent company of such Party and its Affiliates; or (iii) the acquisition by an entity or group of more than 50% of the total combined voting power of a Party and any of its Affiliates on an aggregate basis.

“Control” (including, without limitation, with correlative meaning, “Controls,” or “Controlled by,”) of an asset or entity means possessing the power, directly or indirectly, to direct the management, activities and policies related to an asset or of an entity, whether through ownership of title or securities or by contract, or otherwise and is not limited solely to entities that possess a majority ownership interest in such entity or person. As a non-limiting example relating to Patents, “Control” with respect to a Patent includes, without limitation, the power, directly or indirectly (including by directing the management, activities and policies of a person or entity) to assert a claim for infringement, grant licenses, grant covenants, grant assignments, or grant freedom from suit.

“Courts” shall have the meaning set forth in Section 6.1 of this Agreement.

“Covenant Term” shall mean the period commencing on the Agreement Date and continuing until [***].

“Covered Affiliates” means the BMC Covered Affiliates and/or ServiceNow Covered Affiliates, as the context dictates.

“Covered Third Parties” shall mean, with respect to the subject Party, a person or entity that is such Party’s and/or its Covered Affiliates’ past, present, or future: (i)direct or indirect customer or end-user; or (ii) supplier, developer, vendor, operator, distributor, or reseller of such Party’s Covered Products or Services, but only to the extent such a person or entity uses, makes, sells, offers for sale, imports, exports, or otherwise provides such Party’s Covered Products or Services or supplies a component of such Party’s Covered Products or Services, on behalf of or under authorization of such Party or its Covered Affiliates.

“Covered Patents” shall mean the BMC Covenant Patents and the ServiceNow Covenant Patents, as applicable.

“Covered Products or Services” shall mean both ServiceNow Covered Products or Services and BMC Covered Products or Services.
“Instituted Patent Office Proceedings” shall have the meaning set forth in the Preamble.
“New Affiliate” shall have the meaning set forth in Section 3.8 of this Agreement.

“Notice Period” means a period commencing upon conclusion of the Covenant Term and continuing for [***].
“Parties” shall have the meaning set forth in the Preamble.
“Party” shall have the meaning set forth in the Preamble.

“Patents” means patents and applications and all continuations, continuations-in-part, divisionals, reissues, reexaminations, and foreign counterparts to any and all of the foregoing.

“Payment” shall have the meaning set forth in Section 5.1 of this Agreement.
“Resolution Period” shall have the meaning set forth in Section 4.2 of this Agreement.

SUBJECT TO FEDERAL RULE OF EVIDENCE 408
NOTE: Confidential treatment has been requested for portions of this Exhibit 10.1 designated with [***]. The copy filed herewith omits the information subject to the confidentiality request. A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

“ServiceNow” shall have the meaning set forth in the Preamble.

“ServiceNow Covered Affiliates” shall mean ServiceNow’s Affiliates that exist as of the Agreement Date, and newly created Affiliates of ServiceNow resulting from a corporate restructuring or reorganization (including a reincorporation) of ServiceNow or any of its Affiliates, and any New Affiliate.

“ServiceNow Covenant Patents” shall mean all Patents held by or Controlled by ServiceNow and/or ServiceNow Covered Affiliates throughout the world at any time during the Covenant Term.

“ServiceNow Covered Products or Services” shall mean past, present, and future products, and services (provided the future means during the Covenant Term and such future products and services meet the requirements of any of (i) through (iv) below during the Covenant Term): (i) developed by, or for, ServiceNow or a ServiceNow Covered Affiliate; (ii) owned by ServiceNow or any ServiceNow Covered Affiliate; (iii) operated or distributed, as part of ServiceNow’s products and services (i.e., combination products or services) by, or for, ServiceNow or any ServiceNow Covered Affiliate but only to the extent of the combination; or (iv) used internally to operate ServiceNow’s or any ServiceNow Covered Affiliate’s business; where products and services include, without limitation, all hardware, object code, source code, know-how, inventions, trade secrets, designs or innovations and all technology associated with developing, producing and operating such products or services, but only to the extent as described in any one of (i) through (iv).
“Signature Date” shall have the meaning set forth in Section 5.1 of this Agreement.
“Term Sheet” shall hall have the meaning set forth in the Preamble.
2. Release.

2.1 Release. Each Party on behalf of itself, its Covered Affiliates (and each such person’s respective successors, heirs and assigns, administrators, executors, employees, officers, directors, and representatives), hereby releases the other Party, its Covered Affiliates (and each such person’s respective successors, heirs and assigns, administrators, executors, employees, officers, directors, and representatives) and their respective Covered Third Parties from all claims, demands, liabilities, losses, damages, attorneys’ fees, court costs, or any other form of claim or compensation, known or unknown, arising out of or in connection with any act or omission of a Party or its Affiliates occurring before the Agreement Date of this Agreement including, without limitation, any and all claims of infringement of the released BMC In-Suit Patents.

2.2 Waiver. With respect to the releases provided in Section 2.1 above, BMC and ServiceNow each hereby expressly waive any right (but only to the extent such right relates to a claim of Patent infringement) that each may have under the laws or statutes of any jurisdiction which limits the extension of a general release to certain types of claims, such as California Civil Code § 1542, which provides that:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

3. Covenant Not to Sue.

3.1 BMC Covenant. BMC hereby covenants that, in each case during the Covenant Term, neither it nor any BMC Covered Affiliate shall file or make any Assertion: (a) against ServiceNow or any ServiceNow Covered Affiliate alleging infringement of any BMC Covenant Patent for making, having made, using, selling, offering for sale, importing, exporting, distributing (including distributing or using third party products as

SUBJECT TO FEDERAL RULE OF EVIDENCE 408
NOTE: Confidential treatment has been requested for portions of this Exhibit 10.1 designated with [***]. The copy filed herewith omits the information subject to the confidentiality request. A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

embedded into, or otherwise combined with, ServiceNow Covered Products or Services (i.e., combination products or services), provided however that such covenant not to sue will not apply to the third party products on a stand-alone basis) or otherwise providing (including providing a service to a customer where the combination of a customer-provided element and such provided service create the Patent infringement, provided however that such covenant not to sue will not apply to the customer-provided element on a stand-alone basis) ServiceNow Covered Products or Services; or (b) against any ServiceNow Covered Third Party alleging infringement of any BMC Covenant Patent due to such ServiceNow Covered Third Party’s using (including receiving a service from ServiceNow where the combination of the third party-provided element and such provided service create the Patent infringement, provided however that such covenant not to sue will not apply to the third party-provided element on a stand-alone basis), making, selling, offering for sale, importing, exporting, or otherwise providing ServiceNow Covered Products or Services on behalf of or as authorized by ServiceNow or a ServiceNow Covered Affiliate. Notwithstanding the foregoing and for the avoidance of doubt, this covenant does not apply to any ServiceNow Covered Third Party’s components, whether ServiceNow Covered Third Party - provided or not, that infringe a BMC Covenant Patent on a stand-alone basis that are sold or provided by the ServiceNow Covered Third Party to third parties (i.e., without regard to the activities or any involvement from ServiceNow or a ServiceNow Covered Affiliate). In the event of a violation of this covenant, BMC agrees that specific performance shall be an appropriate and available remedy to ServiceNow, in addition to any other remedies available at law.

3.2 ServiceNow Covenant. ServiceNow hereby covenants that, in each case during the Covenant Term, neither it nor any ServiceNow Covered Affiliate shall file or make any Assertion: (a) against BMC or any BMC Covered Affiliate alleging infringement of any ServiceNow Covenant Patent for making, having made, using selling, offering for sale, importing, exporting, distributing (including distributing or using third party products as embedded into, or otherwise combined with, BMC Covered Products or Services (i.e., combination products or services), provided however that such covenant not to sue will not apply to the third-party product on a stand-alone basis) or otherwise providing (including a service to a customer where the combination of a customer-provided element and such provided service create the Patent infringement, provided however that such covenant not to sue will not apply to the customer- provided element on a stand-alone basis) BMC Covered Products or Services; or (b) against any BMC Covered Third Party alleging infringement of any ServiceNow Covenant Patent due to such BMC Covered Third Party’s using (including receiving a service from BMC where the combination of the third party-provided element and such provided service create the Patent infringement, provided however that such covenant not to sue will not apply to the third party-provided element on a stand-alone basis), making, selling, offering for sale, importing, exporting, or otherwise providing BMC Covered Products or Services on behalf of or as authorized by BMC or a BMC Covered Affiliate. Notwithstanding the foregoing and for the avoidance of doubt, this covenant does not apply to any BMC Covered Third Party’s components, whether BMC Covered Third Party -provided or not, that infringe a ServiceNow Covenant Patent on a stand-alone basis that are sold or provided by the BMC Covered Third Party to third parties (i.e. without regard to the activities or any involvement from BMC or a BMC Covered Affiliate). In the event of a violation of this covenant, ServiceNow agrees that specific performance shall be an appropriate and available remedy to BMC, in addition to any other remedies available at law.

3.3 Restriction on Sales. The Parties agree that the covenants set forth in this Section 3 shall run with the BMC Covenant Patents and the ServiceNow Covenant Patents and shall be binding on any successors-in-interest thereto. BMC and ServiceNow may freely assign, sell, or otherwise transfer the BMC Covenant Patents and the ServiceNow Covenant Patents and/or any exclusionary rights thereof to another entity, respectively, provided such entity agrees in writing to be bound by the terms of this Section 3 prior to, or as part of, such transfer, and to similarly bind any transferees to whom it may further transfer such Patents.

SUBJECT TO FEDERAL RULE OF EVIDENCE 408
NOTE: Confidential treatment has been requested for portions of this Exhibit 10.1 designated with [***]. The copy filed herewith omits the information subject to the confidentiality request. A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

3.4 Scope. During the Covenant Term no damages shall accrue for infringement by Covered Products or Services of the Covered Patents anywhere in the world where such Covered Patents exist. Damage accrual begins upon an Assertion Notice for the Patents in the Assertion Notice if the Assertion Notice is sent during the Notice Period. Nothing in this Agreement shall prevent either Party from litigating non-Patent related disputes not otherwise related to the release under Section 2.1. Neither Party may use the covenants not to sue described in Sections 3.1 and 3.2 above in support of an estoppel or laches defense in any subsequent proceeding after the expiration of the Covenant Term, and the Parties agree that the length of time of the Covenant Term shall not count toward any estoppel-or-laches-defense- required time period and that the length of time of the Covenant Term shall not accrue for the purpose of an estoppel or laches defense by a defending Party.

3.5 Defensive Termination by BMC. If at any time ServiceNow or a ServiceNow Covered Affiliate makes any Assertion against BMC, a BMC Covered Affiliate, or a BMC Covered Third Party in breach of its obligations under Section 3.2 above and does not retract, dismiss, or otherwise cure the making of such Assertion within sixty (60) days of written notice from BMC, BMC shall have the right to terminate its obligations under Section 3.1, effective on written notice to ServiceNow.

3.6 Defensive Termination by ServiceNow. If at any time BMC or a BMC Covered Affiliate makes any Assertion against ServiceNow, a ServiceNow Covered Affiliate, or a ServiceNow Covered Third Party in breach of its obligations under Section 3.1 above and does not retract, dismiss, or otherwise cure the making of such Assertion within sixty (60) days of written notice from ServiceNow, ServiceNow shall have the right to terminate its obligations under Section 3.2, effective on written notice to BMC.

3.7    Defensive IPR. During the Covenant Term neither Party nor their respective Affiliates shall file an Inter Partes Review, Post Grant Review or Covered Business Method review with the United States Patent and Trademark office or any similar foreign proceeding with any other government related to any of the other Party’s or its Covered Affiliates’ Covered Patents, except in response to an Assertion brought in contravention of Section 3.1 or 3.2 above.

3.8    New Affiliate. If an Affiliate is acquired by a Party or otherwise becomes an Affiliate after the Agreement Date, such affiliate shall be deemed a Covered Affiliate, effective only as of the date of the acquisition or otherwise becoming a Covered Affiliate; provided, however, there is no Patent litigation pending against the affiliate by the other Party as of the date it becomes publically known that the affiliate has agreed to be acquired (a “New Affiliate”).

3.9    Divested Affiliates. The obligations in Section 3 shall apply to any Affiliate who is an Affiliate of a Party at any time during the Covenant Term even if such Affiliate ceases to be an Affiliate during the Covenant Term (a “Divested Affiliate”), and the Parties agree to require as a condition of the divestiture that such Divested Affiliate agrees to remain bound by the terms of this Agreement.

3.10 No Laundering. Each Party understands and acknowledges that the rights granted to such Party and its Covered Affiliates’ hereunder cover only such Party’s and their Covered Affiliates’ Covered Products or Services and do not, cover manufacturing activities that such Party or its Covered Affiliates may undertake on behalf of third parties.

4. Notice Period and Arbitration.

4.1 Notice Period. During the Notice Period and the pendency of any Resolution Period (if any), neither Party nor any of its Affiliates may bring an Assertion against the other Party, its Covered Affiliates or its respective Covered Third Parties, except for providing the notices permitted in Section 4.2 below and any

SUBJECT TO FEDERAL RULE OF EVIDENCE 408
NOTE: Confidential treatment has been requested for portions of this Exhibit 10.1 designated with [***]. The copy filed herewith omits the information subject to the confidentiality request. A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

resulting arbitration with respect to a Patent for which an Arbitration Notice (as defined below) is provided under Section 4.2 (the “Arbitrated Claims”). Upon the expiration of the Notice Period and Resolution Period (if any), either Party may bring an Assertion against the other Party (except for an Assertion related to the Arbitrated Claims (if any)), in which case each Party reserves all rights, defenses and legal arguments in such proceeding (including, without limitation, challenging any Asserted Patents in proceedings before the United States Patent and Trademark Office).

4.2 Assertion Notice. During the Notice Period, either Party may provide one hundred and twenty (120) days of written notice (the “Resolution Period”) through private correspondence to the other Party that it intends to assert a Patent against such Party (the “Assertion Notice”). The Assertion Notice must specify the specific Patents the sending Party believes to be infringed, the products and/or services of the receiving Party that are believed to be infringing, and the basis for the sending Party's belief that Patent infringement has occurred. The Parties acknowledge and agree that the Assertion Notice shall not be publicly disclosed or otherwise made available to any customer or potential customer of either Party. The Party receiving an Assertion Notice shall be entitled to elect to have the dispute over the Asserted Patents sent to binding arbitration by providing written notice during the Resolution Period of its election to arbitrate (the “Arbitration Notice”). A Party receiving the Assertion Notice shall be prohibited from filing any declaratory judgment action or other legal proceeding (including Inter Partes Review, Post Grant Review, or Covered Business Method review with the United States Patent and Trademark office or any other proceeding in any foreign jurisdiction) relating to the Patents identified in the Assertion Notice during the Notice Period and the pendency of any Resolution Period (if any), unless and until a Party brings an Assertion (apart from the Assertion Notice itself) after the expiration of the Notice Period and Resolution Period (if any).

4.3 Arbitration. If the Party receiving the Assertion Notice provides an Arbitration Notice to the Party that sent the Assertion Notice, then notwithstanding the provisions of Section 4.1 above, the Parties shall enter binding arbitration administered by JAMS regarding the dispute over the noticed Patents as their sole and exclusive remedy for all claims of Patent infringement pertaining to the Patents specified in the Assertion Notice under the following terms: (a) the arbitration shall take place in New York City and shall be conducted by three (3) neutral arbitrators, with one neutral arbitrator to be selected by each Party from the then prevailing list of available JAMS neutral arbitrators (or as otherwise agreed by the Parties in writing) and a third arbitrator to be selected by the two party-selected arbitrators, provided that all arbitrators shall be patent attorneys and at least one is a patent litigator; (b) the arbitrators shall have the authority to determine infringement and whether proposed non-infringing alternatives or workarounds are or are not infringing, make an award of damages (with respect to the Patents subject to the Assertion Notice sent after the expiration of the Covenant Term) and determine a running royalty, (c) the arbitrators shall have no authority to issue any provisional or injunctive relief, and the Party sending the Assertion Notice waives any right to seek any provisional or injunctive relief with respect to the Patents identified in the Assertion Notice against a Party, (d) each side shall have no right to recover from the other any fees or costs incurred in connection with the arbitration, (e) the arbitrators shall have no authority to award any damages based on willfulness or any enhanced damages under 35 U.S.C. § 284 (e.g., compensatory damages only); and (f) the arbitrators decisions shall be final and binding, and each side waives any right to appeal the same, except that the Party against whom an award is made can appeal the amount of the award or the running royalty in federal court in Delaware.

5. Payment.

5.1 In consideration of the releases and covenants granted by BMC in this Agreement, ServiceNow shall, within ten (10) business days from the last date set forth under the signature blocks below (the “Signature Date”), make to BMC a payment of [***] (the “Payment”).

5.2 The Payment shall be paid to:

SUBJECT TO FEDERAL RULE OF EVIDENCE 408
NOTE: Confidential treatment has been requested for portions of this Exhibit 10.1 designated with [***]. The copy filed herewith omits the information subject to the confidentiality request. A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

Bank:    Citibank, N.A.
Bank Address:    300 Crescent Court, Suite # 950, Dallas, TX 75201
ABA Routing No:    113193532
Account Name:    McKool Smith PC IOLTA Trust Account
Account Number:    9771210379

5.3    In the event the U.S. tax authorities impose any taxes on any part of the Payment, and ServiceNow is legally required to withhold such taxes at source, ServiceNow shall be permitted to deduct such withheld taxes from the Payment. Each Party shall be solely responsible for any taxes imposed on that Party. ServiceNow shall make the Payment from a United States bank.

6. Dismissal of the Lawsuit and Stipulated Consent Order.

6.1 Within three (3) business days of receipt of the Payment, BMC and ServiceNow shall jointly file the appropriate papers with the courts in which the BMC Litigations are pending (“Courts”) (a) dismissing without prejudice all claims of Patent infringement asserted in the BMC Litigations, and (b) dismissing without prejudice any counterclaims or defenses of patentability, invalidity, unenforceability or non-infringement in the BMC Litigations, by filing with such Courts a Stipulation and Proposed Order for Dismissal without Prejudice in the form attached hereto as Exhibit A hereto. Each Party shall bear its own fees and costs incurred in connection with the Litigations.

6.2 Within three (3) business days of receipt of the Payment, BMC and ServiceNow shall jointly file the appropriate papers with the U.S. Patent and Trademark Office requesting termination of the Instituted Patent Office Proceedings. BMC and ServiceNow agree that a decision by the U.S. Patent and Trademark Office to continue the Instituted Patent Office Proceedings in spite of the request for termination shall not affect this Agreement or any other right, obligation, or provision of this Agreement.

7. Confidentiality.

Each Party shall keep the terms and conditions of this Agreement confidential, and each Party (including their agents, attorneys, directors, officers, and employees) shall not now or hereafter disclose such terms and conditions to any third party except: (a) with the prior written consent of the other Party; (b) as may be required by law, subpoena or order of a governmental authority of competent jurisdiction; (c) to the professional legal counsel, accountants, insurers, auditors and banks of such Party, so long as the disclosure is made pursuant to confidentiality obligations at least as stringent as those provided in this Section; and (d) to an Affiliate, a potential acquirer of, actual or prospective investor in, or actual or prospective lender to a Party (only if, and to the extent, required by contract), so long as the disclosure is made pursuant to confidentiality obligations at least as stringent as those provided in this Section. With respect to the forgoing (b), such disclosing Party shall, to the extent legally permissible, provide the other Party with reasonable prior written notice of the disclosure and, use reasonable and customary efforts to maintain confidential treatment. Upon receipt of written notice, when and if the noticed party wishes to contest production of the agreement and/or its terms or conditions, the burden of contesting same with be on the noticed party. Notwithstanding the foregoing (without further notice to, or consent from, the other Party) either Party may: (i) issue a press release stating that the Parties have entered into a confidential settlement agreement that resolves all claims asserted in the Litigations to their mutual satisfaction, and that as a result of the settlement agreement, the Parties will dismiss the Litigations and request termination of the Instituted Patent Office Proceedings; and (ii) disclose the terms of this Agreement in any required filings with the United States Securities and Exchange Commission or the New York Stock Exchange.

Nothing herein shall restrict either Party from discussing facts related to this matter which

SUBJECT TO FEDERAL RULE OF EVIDENCE 408
NOTE: Confidential treatment has been requested for portions of this Exhibit 10.1 designated with [***]. The copy filed herewith omits the information subject to the confidentiality request. A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

are in the public domain. However, the Parties further agree that during the Covenant Term each Party and each of their respective Affiliates shall not: (a) provide information relating to their respective Patent portfolios and how they read on the other Party’s (or their Affiliates’) products or services to any third party for purposes of impeding the other Party’s (or their Affiliates’) sales or marketing of their products or services; or (b) train their employees or any third party relating to how their respective Patent portfolios read on the other Party’s (or their Affiliates’) products or services for purposes of impeding the other Party’s (or their Affiliates’) sales or marketing of their products or services.

8.    Transferability.

Except as provided in this Section 8 in connection with a Change of Control and Section 9.5 of this Agreement, the rights, and obligations hereunder may not be assigned, by operation of law or otherwise, by a Party without the express prior written consent of the other Party, which may be withheld in that Party’s sole discretion. Either Party may, without prior notice to or consent of the other Party assign, delegate, sell, transfer, or otherwise dispose of all of its rights and obligations under this Agreement to a third party in the context of a Change of Control to that third party (“Acquiring Entity”). Notwithstanding the foregoing, the rights acquired by an Acquiring Entity as permitted by this Section 8 shall apply only to Covered Products or Services in existence as of the consummation of the initial Change of Control and shall not apply to any pre-existing or other product or service of the Acquiring Entity or any subsequent Acquiring Entity.

9. Miscellaneous.

9.1 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile), it being understood that the Parties need not sign the same counterpart. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

9.2    Governing Law; Jurisdiction and Forum.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to the choice-of-law or conflicts of law principles that would result in the application of the laws of a different jurisdiction.

(b) Each Party irrevocably submits to the exclusive jurisdiction of the state or federal courts located in Delaware (other than as provided in Section 4.3 above) in any action arising out of, or relating to, a breach of this Agreement, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such courts. Each Party hereby irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action. The Parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

9.3 Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes any prior discussion, negotiation, Term Sheet,

SUBJECT TO FEDERAL RULE OF EVIDENCE 408
NOTE: Confidential treatment has been requested for portions of this Exhibit 10.1 designated with [***]. The copy filed herewith omits the information subject to the confidentiality request. A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

agreement, understanding or arrangement and there are no agreements, understandings, representations, or warranties between the Parties other than those set forth or referred to in this Agreement.

9.4 Notices. Any notice required to be given hereunder shall be sufficient if in writing by reliable overnight delivery service (with proof of service) or hand delivery, addressed as follows:

(a)	To ServiceNow: ServiceNow, Inc.
Attn: General Counsel
2225 Lawson Lane
Santa Clara, CA 95054
with copies to: Cooley LLP
Attn: Heidi Keefe
3175 Hanover Street
Palo Alto, CA 94304

(b)    To BMC:

BMC Software, Inc. Attn: General Counsel
2103 City West Blvd. Houston, TX 77042
with copies to: McKool Smith P.C.
Attn: Robert Cote
One Bryant Park, 47th Floor
New York, NY 10036

Either Party may notify the other Party of any changes to the address or any of the other details specified in this Section 9.4, which shall be effective immediately upon receipt. Rejection or other refusal to accept, or the inability to deliver because of changed address of which no notice was given, shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

9.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that other than pursuant to Section 8 of this Agreement, no Party will assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of the other Party.

9.6 Third-Party Beneficiaries. This Agreement is not intended to confer upon any Third Party (and their successors and assigns) status as a third party beneficiary hereunder, provided that this Section 9.6 shall not be construed to restrict any rights conferred upon Covered Affiliates and Covered Third Parties pursuant to Section 2 and Section 3 of this Agreement or upon Acquiring Entities pursuant to Section 8 of this Agreement.

9.7 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by both Parties. The failure or delay on the part of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights. The waiver by any Party of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

9.8 Specific Performance.

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(a) The Parties agree that irreparable damage would occur in the event that any Party fails to comply with this Agreement in accordance with its terms and that the Parties shall be entitled to specific performance in such event, in addition to any other remedy at law or in equity.

(b) Both Parties further agree that neither Party nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9.9, and both Parties irrevocably waive any rights they may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(c) Notwithstanding the foregoing, except for a breach of Sections 3 and 7, in no event shall a Party have liability to the other Party for any consequential, special, incidental, indirect or punitive damages, lost profits or similar items arising from a breach of this Agreement.

9.9 Severability. The invalidity of any portion of this Agreement shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

9.10 Representations and Warranties; Disclaimer.

(a) Each Party, on behalf of itself and its Affiliates, represents and warrants to the other Party that it has all requisite legal right, power, and authority to execute, deliver, and perform this Agreement on behalf of itself and its Affiliates and that the Party has not assigned, subrogated or transferred, or purported to assign, subrogate or transfer to any third party, the whole or any part or portion of any of the claims released in this Agreement. BMC further represents and warrants that: (a) it is the sole owner of all right, title and interest in the BMC In-Suit Patents; and (b) it has full authority to enter into the releases and covenants set forth in this Agreement. ServiceNow further represents and warrants that: (a) it is the sole owner of all right, title and interest in the ServiceNow Covenant Patents; and (b) it has full authority to enter into the releases and covenants set forth in this Agreement.

(b) Except for the express warranties made in Sections 9.11(a), the Parties make no representations or warranties, express, implied or statutory. Without limiting the generality of the foregoing, nothing in this Agreement will be construed as giving rise to a warranty or representation by either Party as to the validity, enforceability, or scope of any Covered Patents.

(c)    BMC represents and warrants that Boxer Parent Company Inc. is the ultimate parent of BMC.

9.11 Further Assurances. On and after the Agreement Date, each Party shall cooperate with the other Party, without any further consideration, to cause to be executed and delivered, all instruments, including instruments of joinder, and to make all filings with, and to obtain all consents, and to take all such other actions as each of the Parties may reasonably request to take by the other Party from time to time, consistent with the terms of this Agreement, in order to effectuate the provisions and purposes of this Agreement.

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the Parties as of the day first above written.

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NOTE: Confidential treatment has been requested for portions of this Exhibit 10.1 designated with [***]. The copy filed herewith omits the information subject to the confidentiality request. A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

SERVICENOW, INC.		BMC SOFTWARE, INC.

By:	/s/ Michael P. Scarpelli	By:	/s/ Patrick Tagtow
Name:	Michael P. Scarpelli	Name:	Patrick Tagtow
Title:	Chief Financial Officer	Title:	Sr. VP, General Counsel

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NOTE: Confidential treatment has been requested for portions of this Exhibit 10.1 designated with [***]. The copy filed herewith omits the information subject to the confidentiality request. A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A

STIPULATED MOTION FOR DISMISSAL WITHOUT PREJUDICE

[intentionally omitted]

SUBJECT TO FEDERAL RULE OF EVIDENCE 408
NOTE: Confidential treatment has been requested for portions of this Exhibit 10.1 designated with [***]. The copy filed herewith omits the information subject to the confidentiality request. A complete version of this Exhibit has been filed separately with the Securities and Exchange Commission.